EXHIBIT 10.31


                              PROMISSORY NOTE

$3,000,000.00                                                      May 18, 2000
                                                           Norwalk, Connecticut

         FOR VALUE RECEIVED, the undersigned, DANIEL H. SCHULMAN, an individual residing at 27 Valleyview Road, Warren, New Jersey 07059 (the "Borrower"), hereby promises to pay to the order of PRICELINE.COM INCORPORATED, a Delaware corporation with an office located at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the "Company"), the aggregate principal amount of THREE MILLION and 00/100 DOLLARS ($3,000,000.00), together with interest on the unpaid principal amount hereunder accruing annually at 6.4%. Subject to any prepayment obligations hereunder, interest shall be payable in full on the Maturity Date (as defined below). The unpaid principal amount hereunder, together with all accrued but unpaid interest, shall be due and payable in full on July 2, 2004 (the "Maturity Date"). Payment of principal and interest shall be made to the Company at the address indicated above, or at such other address as the Company may specify in writing to the Borrower.


         The Borrower shall pay to the Company a mandatory prepayment of accrued interest hereunder and principal upon the exercise, at any time on or prior to July 2, 2004, of one or more Company stock options granted pursuant to the Employment Agreement dated June 14, 1999, by and between the Company and Borrower (the "Employment Agreement") or granted to the Borrower thereafter under the Company's 1999 Omnibus Plan, or any options granted in exchange, replacement or substitution therefor, in an amount equal to fifty percent (50%) of Borrower's pretax profits. Within ten (10) Business Days (as hereinafter defined) following each date that the Borrower shall exercise options referred to above, Borrower shall deliver a mandatory prepayment in reduction of the accrued interest and outstanding principal balance of this Note in an amount required by the first sentence of this paragraph. Each prepayment, as provided herein, shall be applied first against accrued but unpaid interest under this Note and then in reduction of the outstanding principal amount hereof until the indebtedness of this Note is paid in full. "Business Day" shall mean any day on which NASDAQ is not authorized or required to close and trading of securities is permitted.


         The Borrower shall have the right to prepay this Note in whole or in part at any time, without premium or penalty, but with interest accrued on the principal being paid to the date of such prepayment.

         Notwithstanding anything contained herein to the contrary, the Borrower shall be released of the outstanding debt evidenced by this Note, including all accrued but unpaid interest, and the same shall be forgiven and extinguished upon a "Change in Control", or the death, "Termination for Disability", "Termination without Cause", or "Termination for Good Reason" of the Borrower (each such term being used as defined and used in the Employment Agreement), or immediately following expiration of the Maturity Date provided that the Borrower's employment with the Company has not been terminated for "Cause" or by the Borrower without "Good Reason" prior thereto (each such term being used as defined in the Employment Agreement).

         The Borrower shall be obligated to prepay this Note in whole, plus accrued interest, on the date 30 days following the termination of Borrower's employment by the Company for "Cause" or by the Borrower voluntarily without "Good Reason".

         In the event of the default in the payment of principal or interest due hereunder when the same shall be due and payable and such default shall continue for thirty (30) days after receipt by the Borrower of written notice thereof (a "Default"), then, the Company or any subsequent holder of this Note, at its option, may, by written notice to the borrower, declare the entire then unpaid principal amount of this Note and the interest accrued and unpaid thereon to be immediately due and payable.

         If a Default occurs, the Company or any subsequent holder of this Note, may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings. Notwithstanding anything to the contrary set forth in the Employment Agreement and provided that no issue is present as to the basis of any termination of employment by the Borrower with the Company, the Borrower promises to pay the Company's reasonable attorneys' fees and other costs of collection of this Note or any portion thereof, including the costs of suit if a suit shall be instituted upon this Note and the Company shall prevail in such suit.

         No delay or omission of the Company or any subsequent holder of this Note, to exercise any right hereunder, whether before or after the happening of a Default, shall impair any such right or shall operate as a waiver thereof or of a Default hereunder nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

         The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that no indulgence, and no substitution, release or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the Borrower.

         Anything herein contained to the contrary notwithstanding, the maximum rate of interest payable with respect to the unpaid principal amount hereof shall not exceed the maximum rate allowable under such provisions of applicable law.


         The rights and benefits of the Company hereunder shall inure to the benefit of its successors and assigns. This Note shall be construed and interpreted in accordance with the laws of the State of Delaware. Except as otherwise provided in this Note, any dispute arising under this Note shall be resolved in accordance with the terms and procedures set forth in
Section 15 of the Employment Agreement.

                                                      /s/ Daniel H. Schulman
                                                      ----------------------
                                                      DANIEL H. SCHULMAN